UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

GRAN TIERRA ENERGY INC.
(f/k/a GOLDSTRIKE INC.)

(Exact name of registrant as specified in its charter)

Nevada	333-111656	98-0479924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada	T2R 0B2
(Address of principal executive offices)	(Zip Code)

(403) 265-3221
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 21, 2006, Gran Tierra Energy Inc. (the “Company”) filed a Current Report on Form 8-K (the “ Initial Report”) to report the acquisition of all of the limited partnership interests of Argosy Energy International (“Argosy”) and all of the issued and outstanding capital stock of Argosy Energy Corp. The Company is filing this Amendment to the Initial Report to include the financial statements and pro forma financial information required under Item 9.01 of Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Argosy Acquisition

The Company entered into a Securities Purchase Agreement dated May 25, 2006 with Crosby Capital LLC to acquire all of the limited partnership interests of Argosy Energy International and all of the issued and outstanding capital stock of Argosy Energy Corp. On June 20, 2006, the Company closed the Argosy acquisition and paid consideration to Crosby consisting of $37.5 million cash, 870,647 shares of our common stock and overriding and net profit interests in certain of Argosy’s assets valued at $1 million.

Argosy holds a diverse portfolio of producing properties, drill-ready prospects and exploration acreage in Colombia. Argosy’s oil production averaged approximately 987 barrels per day (net after royalty) during the fourth quarter of 2005. Remaining proven reserves at December 31, 2005 are estimated by Huddleston & Co., independent reserve engineers, at 2.34 million barrels (net after royalty), according to an independent reserve assessment. Royalty rates are 20% and 8% for Argosy’s producing properties. The Argosy acquisition is expected to add production of approximately 856 barrels per day of oil to our current production. Argosy has a staff of approximately 74 (12 staff in Bogota, 62 field personnel), and a portfolio of drilling opportunities.

Property Summary

The Company is the operator and holds interests in 7 blocks in Colombia. The Santana and Guayuyaco blocks are currently producing.  The Rio Magdalena, Talora, Chaza, Primavera and Mecaya blocks are in their exploration phases.

Santana

The Santana Contract area covers 1,120 acres and includes 4 producing fields - Linda, Mary, Miraflor and Toroyaco - and 15 wells.  Activities are governed by terms of an Association Contract with Ecopetrol, and the Company is the operator.  The properties are subject to a 20% royalty and the Company holds a 35% interest in all fields with the exception of the Inchyaco-1 well in the Mary field, where the Company holds a 25.83% working interest.  Ecopetrol holds the remaining interests.  The Block has been producing since 1991; a total of 20.2 million barrels (gross) have been produced to date (to December 31, 2005).  Production (net after royalty) averaged 405 barrels per day during June 2006.  Remaining proven reserves net to Gran Tierra (after royalty) are estimated at 1.626 million barrels (at December 31, 2005).

Oil is sold to Ecopetrol and is exported via the Trans-Andean pipeline.  Oil quality is approximately 26 degrees API.  Oil prices are defined by contract and are related to a West Texas Intermediate reference.  By contract, 25% of sales are denominated in pesos and 75% in US dollars.

Guayuyaco

The Guayuyaco Block covers 52,365 acres and comprises the area surrounding the 4 producing fields of the Santana Contract area.  The Guayuyaco Block is governed by an “Adjacent Play” Association Contract with Ecopetrol, providing a royalty of 8%.  The Company is the operator and has a 35% participation interest.  Solana also has a 35% participation interest and Ecopetrol has a 30% participation interest.  The Guayuyaco field within the Block was discovered in 2005.  Two wells are now producing, with Guayuyaco-1 on stream in February 2005 and Guayuyaco-2 on stream in September 2005.  Remaining proven reserves net to the Company (after royalty) are estimated at 0.711 million barrels (at December 31, 2005).  Production (net after royalty) averaged 395 barrels per day during June 2006.  Oil quality and sales terms are comparable to Santana oil and volumes are similarly transported via the Trans-Andean pipeline for export.

A combined 2D and 3D seismic survey was acquired over the Block in 2005.  Ecopetrol may back-in to a 30% participation interest in any new discoveries in the Block.

Rio Magdalena

Argosy entered into the Rio Magdalena Association Contract in February 2002.  The Rio Magdalena contract area covers 144,670 acres.  The Company is the operator, and according to terms of the contract, the Company is obligated to drill two exploration wells prior to February, 2007.  The first of these wells, Popa-1, has been drilled and is currently in a testing phase.  According to the terms of the Association Contract, Ecopetrol may back-in for a 30% participation at commerciality, and a sliding scale royalty applies, currently at 8%.

Chaza

The Chaza Block covers 80,242 acres and is governed by terms of an Exploration & Exploitation Contract with the government agency ANH, reflecting re-vamped and improved fiscal terms.  The Chaza Contract was signed June 2005 and defines a 6 year exploration period and 24 year production period.  One well is planned for 2006.  The Company is the operator and has a 50% participation interest.  Solana also has a 50% participation interest.

Talora

The Talora Exploration & Exploitation Contract was signed September 2004, providing for a 6 year exploration period and 24 year production period.  The Talora contract area covers 108,333 acres.  The Company is the operator and has a 20% participation interest.  PEI also has an 80% participation interest.

Primavera

The Primavera Exploration & Exploitation contract was signed May 2006.  The Primavera contract area covers 359,072 acres.  The Company is the operator and has a 15% participation interest.  Chaco Resources also has a 55% participation interest and Expet also has a 30% participation interest.

Mecaya

The Mecaya Exploration & Exploitation contract was signed June 2006.  The Mecaya contract area covers 74,128 acres.  The Company is the operator and has a 15% participation interest.  MCP also has a 55% participation interest and Expet also has a 30% participation interest.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Index to Financial Statements
Page(s)

Pro Forma Financial Statements for the three months ended March 31, 2006 and the year ended December 31, 2005:	50

Pro Forma Statement of Operations for the period January 1, 2006 to March 31, 2006	51
Pro Forma Statement of Operations for the period January 1, 2005 to December 31,2005	52
Pro Forma Balance Sheet as at March 31, 2006	53
Notes to Pro Forma Consolidated Financial Statements	54-56

ARGOSY ENERGY INTERNATIONAL, LP

Unaudited Financial Statements

March 31, 2006

ARGOSY ENERGY INTERNATIONAL, LP

Statement of Income (Unaudited)

For the three months ended March 31, 2006

(Expressed in thousands of US dollars)

Oil sales to Ecopetrol	$3,575

Operating cost (note 8)	367
Depreciation, depletion and amortization	190
General and administrative expenses	282
839
Operating profit	2,736

Other income net	79
Income before income and remittance taxes	2,815

Current income tax (note 9)	1,017
Deferred remittance tax	109
Total income and remittance taxes	1,126
Net income	$1,689

See accompanying notes to financial statements.

ARGOSY ENERGY INTERNATIONAL, LP

Balance Sheet (Unaudited)

March 31, 2006

(Expressed in thousands of US dollars)

Assets

Current assets:
Cash and cash equivalents (note 3)	$2,670
Accounts receivable, net (note 4)	3,898
Accounts receivable reimbursement Ecopetrol	1,186
Inventories:
Crude oil	211
Materials and supplies	626
837
Total current assets	8,591

Other long-term assets	25
Property, plant and equipment (note 5):
Unproved properties	3,831
Proved properties	5,305
9,136
Total assets	$17,752

Liabilities and Partners' Equity

Current liabilities:
Accounts payable	4,852
Tax payable	1,721
Employee benefits	97
Accrued liabilities	547
Total current liabilities	7,217

Long-term accounts payable (note 10)	686
Deferred income tax	473
Deferred remmittance tax	1,210
Total liabilities	9,586
Partners' equity (note 7)	8,166
Total liabilities and partners' equity	$17,752

See accompanying notes to financial statements.

ARGOSY ENERGY INTERNATIONAL, LP
Statement of Cash Flows (Unaudited)
For the three months ended March 31, 2006
(Expressed in thousands of US dollars)

Cash flows from operating activities:
Net income	$1,689
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion and amortization	190
Deferred remittance tax	109
Changes in assets and liabilities:
Accounts receivable	(3,147)
Inventories	(62)
Accounts payable	(127)
Tax payable	395
Employee benefits	(6)
Accrued Liabilities	25
Deferred income tax	(2)
Deferred remmittance tax	(3)
Net cash used in operating activities	(939)

Cash flows from investing activities:
Increase in long term investments	(9)
Payments from Petroleum Equipment International - Talora	200
Additions to property, plant and equipment	(303)
Net cash used in investing activities	(112)

Cash flows from financial activities:
Distributions to partners	(3,250)
Aviva redemption shares	(153)
Net cash used in financial activities	(3,403)

Decrease in cash and cash equivalents	(4,454)
Cash and cash equivalents at beginning of year	7,124
Cash and cash equivalents at end of the period	$2,670

See accompanying notes to financial statements.

ARGOSY ENERGY INTERNATIONAL, LP

Statement of Partners' Equity (Unaudited)

For the three months ended March 31, 2006

(Expressed in thousands of US dollars)

	Limited	General	Total
	partners'	partners'	partners'
	capital	capital	equity

Balance as of December 31, 2005	$9,810	70	9,880

Redemption of partnership payments interest - Aviva Overseas Inc. (note 10)	(152)	(1)	(153)

Distributions to partners	(3,227)	(23)	(3,250)

Net income	1,677	12	1,689

Balance as of March 31, 2006	$8,108	58	8,166

See accompanying notes to financial statements.

Argosy Energy International, LP

Notes to Financial Statements (Unaudited)

March 31, 2006

(Expressed in thousands of US dollars)

(1) Business Activities

Argosy Energy International, LP is a Utah (USA) Limited Partnership, which established a Colombian Branch in 1983.

Argosy Energy International, LP is engaged in the business of exploring for, developing and producing oil and gas. The principal properties and operations are located in Colombia, which are carried out through its Colombian Branch in the Putumayo, Cauca, Tolima and Cundinamarca Provinces. The oil production is sold to Empresa Colombiana de Petróleos, the Colombian National Oil Company, (“Ecopetrol”).

There are risks involved in conducting oil and gas activities in remote, rugged and primitive regions of Colombia. The guerrillas have operated within Colombia for many years and expose the Company’s operations to potentially detrimental activities. The guerrillas are present in the Putumayo and Río Magdalena areas where the Company's properties are located. Since 1998, the Company has only experienced minor attacks on pipelines and equipment.

Operations

As of March 31, 2006, Argosy was participating in the following Association Contracts signed with Ecopetrol and Exploration and Exploitation Contracts signed with the Hydrocarbons National Agency - ANH.

Contract	Participation	Operator	Phase

Santana	35%	ARGOSY	Exploitation
Guayuyaco	70%	ARGOSY	Exploitation
Aporte Putumayo	100%	ARGOSY	Abandonment
Río Magdalena	70%	ARGOSY	Exploration
Talora	20%	ARGOSY	Exploration
Chaza	50%	ARGOSY	Exploration

The first four contracts have been signed with ECOPETROL and the last two with ANH.

An association contracts are those where the Government participate as partner of the field through the national oil company - ECOPETROL.

Exploration and production contracts (E&P) are those signed with the ANH - “Agencia Nacional de Hidrocarburos” (National Agency for Hydrocarbons) in which the Government only receive royalties and taxes for the rights of exploration and production but there is not a participation from the national oil company - ECOPETROL or any other government entity.

(Continued)

Argosy Energy International, LP

Notes to Financial Statements (Unaudited)

The main terms of the above-mentioned contracts are as follows:

    Santana Association Contract

On May 27, 1987 (effective date July 27, 1987), Argosy Energy International, LP signed this association contract to explore for and produce oil, in the area called Santana. The contract is in its 19th year and the Company reduced the area to a 5 kilometer reserve area around each field. The remaining contract area is approximately 1,100 acres.

Under the terms of the contract with Ecopetrol, a minimum of 25% of all revenues from oil sold to Ecopetrol is paid in Colombian pesos, which may only be utilized in Colombia. However, this proportion can be modified through parties agreement.

Aporte Putumayo - Association Contract

The Aporte Putumayo area has been returned to the Government. Such devolution is subject to the approval of the environmental restoration of the region by the Environmental Ministry and the wells abandonment have to be approved by Ecopetrol and the Ministry of Mines.

Río Magdalena Association Contract

On December 10, 2001 (effective date February 8, 2002), Argosy Energy International, LP and Ecopetrol signed this Association Contract, to explore and produce oil, in the area called Río Magdalena of approximately 145,000 acres, located in the Middle Magdalena Valley of Colombia in the provinces of Cundinamarca and Tolima.

The contract has a maximum duration of 28 years distributed as follows: an exploration period of 6 years and a production period of 22 years starting on the date of termination of the exploration period. The exploratory well, Popa-1 was drilled during June and July and is on the completion stage.

Upon finalization of each phase, Argosy has the option to relinquish the contract, once completed the obligations for each phase.

BT Letter Agreement

On February 27, 2001 Argosy Energy International, LP signed a letter agreement with BT Operating Company for the acquisition and management of the Río Magdalena Exploration Area. BT and Argosy mutually agreed to pay their 50% share of costs under the terms of the Ecopetrol Association contract and provide certain services toward management and compliance of the obligations.

As of March 31, 2006 BT had not paid their obligations under this agreement and outstanding accounts receivable of $355 related to their share of cost related to the Río Magdalena Association Contract were provisioned as bad debts.

(Continued)

Argosy Energy International, LP

Notes to Financial Statements (Unaudited)

Guayuyaco Association Contract

On August 2, 2002 (effective date September 30, 2002) Argosy Energy International, LP signed this association contract with Ecopetrol, to explore and produce oil, in the area called Guayuyaco. This Association contract gives Argosy the right to explore potential reserves in prospects adjacent to the existing Santana oil field. The block is located in the Putumayo and Cauca provinces and covers approximately 52.000 acres originally held under the Santana Risk Sharing Agreement.

The Guayuyaco contract has a maximum duration of 27.5 years with an exploration period of 5.5 years and a production period of 22 years, which starts upon termination of the exploration period.

During the second exploration phase, two wells were drilled (Guayuyaco-1 and Guayuyaco-2) which were successful. Therefore, on December 28, 2005 Ecopetrol accepted the Commerciality of the field.

Solana Petroleum Exploration Commercial Agreement

Argosy and Solana Petroleum Exploration entered into a commercial agreement in 2003 whereby, Solana through fulfillment of certain obligations could earn a participating interest in the Inchiyaco Well Prospect (Santana Association Contract) and have an option to enter the next exploration prospect under the Guayuyaco Association Contract. Inchiyaco-1 was drilled and completed as a producing well in 2003 resulting in Solana’s sharing 26.21% interest in Argosy’s net share of the prospect.

The commercial agreement was revised in 2004, giving Solana the right to share a 50% interest in Argosy’s net share of the Guayuyaco association contract by paying 66.7% of two exploratory wells (Guayuyaco-1 and Juanambu-1) and 50% for a new seismic program and additional projects.

Talora Exploration and Exploitation Contract

On September 16, 2004 (effective date) Argosy and the National Hydrocarbons Agency (ANH) signed the Talora Exploration and Exploitation Contract to explore and produce oil, in an area of approximately 108,000 acres located in Tolima and Cundinamarca Provinces.

The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.

(Continued)

Argosy Energy International, LP

Notes to Financial Statements (Unaudited)

Argosy and Petroleum Equipment International (PEI) signed a commercial agreement on March 9, 2006. Through fulfillment of certain obligations PEI could earn an 80% of Argosy’s interest under the ANH contract on the Talora Block. In conjunction with such assignment, Argosy shall designate PEI as the operator previous approval of the ANH.

Contractual Commitments:

Phase	Starting date	Obligations

3	December 16, 2006	One exploratory well.
4	December 16, 2007	One exploratory well.
5	December 16, 2008	One exploratory well.
6	December 16, 2009	One exploratory well.

The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.

Chaza Exploration and Exploitation Contract

On June 27, 2005 (effective date) Argosy and the National Hydrocarbons Agency (ANH) signed the Chaza Exploration and Exploitation Contract to explore and produce oil, in an area of approximately 80,000 acres located in Putumayo and Cauca Provinces.

The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The ANH’s Resolution 0217, dated September 13, 2005, approved the 2005 assignment of 50% interest of the contract to Solana Petroleum Exploration.

Contractual Commitments:

Phase	Starting date	Obligations

2	June 27, 2006	One exploratory well.
3	June 27, 2007	One exploratory well.
4	December 16, 2008	One exploratory well.
5	December 16, 2009	One exploratory well.
6	December 16, 2010	One exploratory well.

The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.

(Continued)

Argosy Energy International, LP

Notes to Financial Statements (Unaudited)

(2) Summary of Significant Accounting Policies and Practices

(a) Foreign Currency Translation

The transactions and accounts of the Company's operations denominated in currencies other than US dollars are re-measured into United States dollars in accordance with Statement of Financial Accounting Standards FAS 52. The United States dollar is used as the functional currency. Exchange adjustments resulting from foreign currency balances are recognized in expense or income in the current period.

(b) Cash Equivalents

Cash equivalents are highly liquid investments purchased with an original maturity of three months or less.

(c) Inventories

Inventories consist of crude oil and materials and supplies and are stated at the lower of cost or market.

(d) Property, Plant and Equipment

The Company follows the full cost method to account for exploration and development of oil and gas reserves whereby all productive and nonproductive costs are capitalized. The only cost center is Colombia. All capitalized costs plus the undiscounted future development costs of proved reserves are depleted using the unit of production method based on total proved reserves applicable to the country.

Proved oil and gas reserves are the estimated quantities of crude oil that geological and engineering data demonstrate with reasonable certainty can be recovered in future years from known reservoirs under existing economic and operating conditions considering future production and development costs.

Costs related to initial exploration activities with no proved reserves are initially capitalized and periodically evaluated for impairment. The Company capitalizes internal costs directly identified with exploration and development activities. The net capitalized costs of oil properties are subject to a ceiling test, which limits such pooled costs to the aggregate of the present value of future net revenues attributable to proved oil and gas reserves discounted at 10% plus the lower of cost or market value of unproved properties. If capitalized costs exceed this limit, the excess is charged to expense and reflected as additional accumulated depreciation, depletion and amortization.

While the quantities of proved reserves require substantial judgment, the associated prices of oil reserves that are included in the discounted present value of the reserves are objectively determined. The ceiling test calculation requires use of prices and costs in effect as of the last day of the accounting period, which are generally held constant for the life of the properties. As a result, the present value is not necessarily an indication of the fair value of the reserves. Oil and gas prices have historically been volatile and the prevailing prices at any given time may not reflect our Partnership’s or the industry’s forecast of future prices.

(Continued)

Argosy Energy International, LP

Notes to Financial Statements (Unaudited)

Gain or loss on the sale or other disposition of oil and gas properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a country.

Support equipment and facilities are depreciated using the unit of production method based on total reserves of the field related to the support equipment and facilities.

(e) Environmental Liabilities and Expenditures

Argosy accrues for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

(f) Asset Retirement Obligations

Liability for asset retirement obligation is considered to be negligible at this time, based on projected production profiles, expiry dates and terms of the Association Contracts for current operations. However, the Company has accrued the costs related to environmental remediation and abandonment of the wells belonging to Aporte Putumayo Contract.

(g) Concentration of Credit Risks

All of the Company’s production is sold to Ecopetrol; the sale price is agreed between both parts, according to local regulations in Colombia.

(h) Income Taxes

Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(Continued)

Argosy Energy International, LP

Notes to Financial Statements (Unaudited)

(i) Financial Instruments Fair Value

The carrying amounts of cash and cash equivalents approximate fair value because of the short maturity of those instruments. The carrying value of other on-balance-sheet financial instruments approximates fair value, and the cost, if any, to terminate off-balance-sheet financial instruments is not significant.

(j) Employee Benefits

The Company recognizes the obligations with its employees in accordance with the current Colombian labor law. These obligations include the severance indemnity and the legal service bonus each one equivalent to a monthly salary per year and interest on severance at the rate of 12% on the balance of severance indemnities paid. The relevant liability for these two concepts is shown under the "Employee benefits" account as current liabilities at the closing of the period.

(k) Defined Benefit Pension Plan

The Company has a defined benefit pension plan covering one employee. The benefits are based on years of service, age and the employee’s compensation. Currently, the cost of this program is not being funded. The actuarial study is performed at the end of each year in accordance with the guidelines established by FAS 87.

(l) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.

(m) Revenue Recognition

The Company recognizes revenue when the crude oil is delivered to Ecopetrol.

Ecopetrol pays the oil sales invoicing 25% in local currency and the 75% in US Dollars, according to the terms of the Oil Sales Contract executed between Ecopetrol and Argosy, through which the oil sale price is fixed, with expiration dated November 1, 2006.

(n) Management Fee

The Company accounts for the management fees received from its partners as operator of the contracts as a less value of the operating costs.

(Continued)

Argosy Energy International, LP

Notes to Financial Statements (Unaudited)

(o) Comprehensive Income

For each period presented in the accompanying statements of income, comprehensive income and net income are the same amount.

(3) Cash and Cash Equivalents

The following is a summary of cash and cash equivalents as of March 31, 2006:

Held in United States dollars	$2,040
Held in Colombian pesos	157
Short-term investments	473
$2,670

(4) Accounts Receivable

The following is a summary of accounts receivable as of March 31, 2006:

Trade	$3,248
B.T.O. Río Magdalena Agreement	355
Vendor Advances	177
Petroleum Equipment Investments - Talora	300
Other	173
4,253
Less allowance for bad debts	(355)
$3,898

(5) Property, Plant and Equipment

The following is a summary of property, plant and equipment as of March 31, 2006:

Oil properties:
Unproved	$3,831
Proved	59,190
63,021
Less accumulated depreciation, depletion, and amortization	53,885
$9,136

(6) Pension Plan

The components of pension cost as of March 31, 2006:

Interest cost	$8
Expected return of assets	(13)
Amortization of unrecognized net transition
obligation (asset)	1
Net periodic pension cost	$(4)

(Continued)

Argosy Energy International, LP

Notes to Financial Statements (Unaudited)

(7) Equity

Stockholders’ Capital

The following is a detail of the stockholders’ participation in the capital:

Stockholder	%

Crosby Capital L.L.C.	98.75
Argosy Energy Corp. **	0.71
Dale E. Armstrong	0.41
Richard S. McKnight	0.13
100.00

** Argosy Energy Corp. is a general partner interest. All others are limited partnership interests. Net income is allocated according to the participation of each stockholder in the Company’s capital.

Foreign Exchange Restrictions

In accordance with current legislation in Colombia, the branches of foreign companies in the oil industry are not under the obligation to refund to the Colombian exchange market the proceeds from their foreign currency sales either inside or outside the country. The net proceeds from oil exports may be used by the branches of oil companies to reimburse abroad the capital and profits from the operation in Colombia. As a result of this foreign exchange liberation, the branch cannot purchase foreign currency in the Colombian exchange market to remit profits, repatriate capital, repay external debt or pay foreign currency expenses.

Distributions to Partners

On March 30, 2006 the partners of Argosy Energy International resolved, with the majority vote of its partners, distribute the amount of $2,500 on March 1, 2005 and $750 on March 30, 2006, ratably to each of its partners.

(8) Operating Cost

The following is a summary of operating cost incurred as of March 31, 2006:

Direct labor	$111
Maintenance, materials and lubricants	86
Repairs - third party	123
General expenses - other	47
$367

(Continued)

Argosy Energy International, LP

Notes to Financial Statements (Unaudited)

(9) Income Taxes

All of the income and income tax was derived from activities of the Branch in Colombia.

Deferred Remittance Tax

Deferred remittance tax is calculated based upon commercial net income. Commercial net income of Colombian branches of foreign companies derived from exploration, development or production of hydrocarbons is levied an additional remittance tax of 7%.

The law establishes that when this income is reinvested in the country for five years, the payment of the remittance tax will be deferred, after which time the payment of this tax will be exonerated.

Under the law, reinvestment occurs when the net income remains five years within the equity of the entity.

Tax reconciliation

Income tax expense attributable to income from continuing operations was $1,126 for the period ended March 31, 2006, and differed from the amounts computed by applying the Colombian income tax rate of 35% (the statutory tax rate of the partnership’s Branch) to pretax income from continuing operations as a result of the following:

	Basis	Amount	%
Income before taxes		$2,815	100.00
Computed “Expected” tax expense		985	35.00
Tax expense		1,126	40.00
Difference		$141	5.00

Explanation:
Difference in principles and translation	$(312)	(109)	(3.88)
Surcharge tax (10%)		92	3.28
Remitance tax expense (7%)		146	5.19
Inflation adjustment	(23)	(8)	(0.28
No deductible expenses	9	3	0.11
No deductible taxes (Industry and commerce, stamp tax )	41	14	0.51
Assessments to financial movements	6	2	0.07
Income not taxable	4	1	0.00
		$141	5.00

Argosy Energy International, LP

Notes to Financial Statements (Unaudited)

The deferred tax is originated in the following temporary differences:

Accrued liabilities	$201
Property, plant and equipment	$(674)
Net deferred tax liability	$(473)
Roll forward of deferred taxes:
Beginning balance	$475
Translation	(2)
$473

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible and tax carryforwards utilizable. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the branch will realize the benefits of these deductible differences, net of the existing valuation allowances at March 31, 2006. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

Major Changes Introduced by Law 863 (December 29, 2003)

1)
An equity tax was created for fiscal years 2004, 2005 and 2006. Such tax must be liquidated applying at 0.3 % over the net equity at January 1st of each year. This applies to equities of 3.000 million pesos in 2004, 3,183 million pesos in 2005 and 3,344 million pesos in 2006.

2)	The financial transaction tax increased from 3 per thousand to 4 per thousand and it is applicable through the year 2007.

3)	Paid taxes are not deductible except for 80% of industrial and commercial and Property Taxes.

4)	The 10% income tax surcharge (3.5%) is applicable for years 2003 through 2006. This payment is not deductible for tax purposes.

Argosy Energy International, LP

Notes to Financial Statements (Unaudited)

(10) Settlement Agreement with Aviva Overseas Inc.

Effective August 19, 2005 Argosy Energy International, LP, Argosy Energy Corp., Crosby Capital, LLC, and Aviva Overseas, Inc. entered into a settlement agreement which principal terms are as follows:

1. The parties agreed that the agreement is a negotiated resolution of various disputes between the parties.

2. Aviva Overseas, Inc. assigned and transferred all interests in the partnership, corresponding to 29,6196%, to Argosy Energy International, LP as a redemption of such interests.

3. Argosy Energy International, LP is required to make the following payments to Aviva Overseas, Inc.: an initial cash payment of $300 as reimbursement to Aviva Overseas, Inc. for a portion of its cost incurred in connection with the disputes, a 90 day promissory note amounted to $3,050, a two year promissory note in the amount of $1,125 (the “Note”, represented for 8 quarterly payments of $153 beginning in November 2005, including interest at 8%), and an additional payment (described below) accrued in the amount of $329 as of the agreement date. As of March 31, 2006, amounts outstanding under the agreement include $856 due on the Note and $290 accrued for the additional payment. The outstanding amount is payable as follows: $614 in 2006 and $532 in 2007.

The additional payment is calculated as follows: after the earlier of i) The date Argosy Energy makes final payment of the “Note”, or (ii) after the occurrence of an event of default, Argosy shall make a payment in cash in an amount equal to (i) $56,250 multiplied by the numeric amount by which the average daily closing price of the New York Mercantile Exchange nearby month contract for West Texas Intermediate crude oil over the note term exceeds $55 per barrel, reduced by (ii) all interest paid by Argosy on the principal of the Note. The additional payment was recorded at the date of the settlement agreement based on a calculation of the required payment at that date.

Crosby Capital, LLC has guaranteed the payments required by Argosy Energy International, LP.

The new ownership percentages in Argosy Energy International L.P., after the redemption of the partnership interest held by Aviva Overseas Inc. is as follows:

Partner	Interest	Type of interest

Crosby Capital L.L.C.	98.7491%	Limited Partner
Argosy Energy Corporation	0.7104%	General Partner
Dale E. Armstrong	0.4122%	Limited Partner
Richard S. McKnight	0.1283%	Limited Partner
Total	100.0000%

Argosy Energy International, LP

Notes to Financial Statements (Unaudited)

(11) Disagreement Between Argosy Energy International and Ecopetrol

As of March 31, 2006 the contracting parties of Guayuyaco Association Contract, Ecopetrol and Argosy Energy International, consulted with their legal advisors to clarify the procedure for allocation of oil produced and sold during the long term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the procedure established in the Clause 3.5 of Attachment-B of the Guayuyaco association Contract. Ecopetrol interprets the contract to provide that the extend test production up to a value equal to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back in to the Guayuyaco discovery. Argosy’s contention is that this amount is merely the recovery of 30% of the direct exploration costs of the wells and not exclusively for benefit of Ecopetrol. While Argosy believes its interpretation of the Guayuyaco Association Contract is correct, the resolution of this issue is still pending of agreement between the parties or determination through legal proceedings.

The estimated value of disputed production is US$2,361,188 which possible loss is shared 50% (US$1,180,594) with Solana Petroleum Exploration (Colombia) S.A. partner in the contract and 50% Argosy.

(12) Subsequent Events

•	The Company signed in May and June, 2006 two new exploration and production contracts with the National Hydrocarbons Agency (ANH) called Primavera and Mecaya, to explore and produce oil, respectively.

These contracts have a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The contracts may be relinquished at the end of each phase after fulfillment of the agreed obligations.

•	On April 1, 2006 the partners of the partnership entered into a redemption agreement pursuant to which all of Dale E. Armstrong interest and Richard S. Meknight interest.

•	On June 21, 2006, Gran Tierra Energy Inc. acquired all of the outstanding partnership interest in the Company.

ARGOSY ENERGY INTERNATIONAL, LP

Financial Statements

December 31, 2005 and 2004

With Independent Auditors’ Report Thereon

INDEPENDENT AUDITORS’ REPORT

Partners of
Argosy Energy International, LP:

We have audited the accompanying balance sheets of Argosy Energy International, LP as of December 31, 2005 and 2004, and the related statements of income, partner’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argosy Energy International, LP as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG Ltda
Bogotá, Colombia

July 28, 2006

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP

Statements of Income

Years ended December 31, 2005 and 2004

(Expressed in thousands of US dollars)

	2005	2004

Oil sales to Ecopetrol	$11,891	6,393
Operating cost (note 9)	2,452	2,060
Depreciation, depletion and amortization	697	357
General and administrative expenses	1,082	859

	4,231	3,276

Operating profit	7,660	3,117

Other income, net (note 10)	449	225

Income before income and remittance taxes	8,109	3,342

Current income tax (note 11)	2,187	1,026
Deferred income tax	352	245
Deferred remittance tax	353	146
Total income and remittance taxes	2,892	1,417
Net Income	$5,217	1,925

See accompanying notes to financial statements.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP

Balance Sheets

December 31, 2005 and 2004

(Expressed in thousands of US dollars)

Assets	2005	2004

Current assets:
Cash and cash equivalents (note 3)	$7,124	6,954
Accounts receivable, net (note 4)	951	584
Accounts receivable reimbursement Ecopetrol	1,186	-
Inventories:
Crude oil	218	154
Materials	557	248
	775	402
Total current assets	10,036	7,940

Other long-term assets	16	10
Property, plant and equipment (note 5):
Unproved properties	3,622	2,312
Proved properties, net	5,401	3,211
	9,023	5,523
Total assets	$19,075	13,473

Liabilities and Partners' Equity

Current liabilities:
Accounts payable	4,979	1,745
Tax payable	1,326	826
Employee benefits	103	88
Accrued liabilities	522	375
Total current liabilities	6,930	3,034

Long-term accounts payable (note 6)	686	-
Deferred income tax	475	223
Deferred remmittance tax	1,104	714
Pension plan (note 7)	-	35
Total liabilities	9,195	4,006
Partners' equity (note 8)	9,880	9,467
Total liabilities and Partners' equity	$19,075	13,473

See accompanying notes to financial statements.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP

Statements of Cash Flows

Years ended December 31, 2005 and 2004

(Expressed in thousands of US dollars)

	2005	2004

Cash flows from operating activities:
Net income	$5,217	1,925
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion and amortization	697	357
Bad debt allowance	116	239
Deferred income tax	352	245
Deferred remittance tax	353	146
Pensions	24	59
Changes in assets and liabilities:
Accounts receivable	(1,669)	(191)
Inventories	(373)	339
Accounts payable	2,620	1,245
Tax payable	500	716
Employee benefits	15	28
Accrued liabilities	147	102
Deferred income tax	(100)	(4)
Deferred remmittance tax	37	58

Net cash provided by operating activities	7,936	5,264

Cash flows from investing activities:
Increase in long term investments	(65)	(70)
Additions to property, plant and equipment	(4,197)	(748)

Net cash used in investing activities	(4,262)	(818)

Cash flows used in financial activities - Redemption of partnership
interest - Aviva Overseas Inc.	(3,504)	-

Net increase in cash and cash equivalents	170	4,446
Cash and cash equivalents at beginning of year	6,954	2,508

Cash and cash equivalents at end of year	$7,124	6,954

See accompanying notes to financial statements.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP

Statements of Partners' Equity

Years ended December 31, 2005 and 2004

(Expressed in thousands of US dollars)

	Limited	General	Total
	partners'	partners'	partners'
	capital	capital	equity

Balance as of December 31, 2003	$7,504	38	7,542

Net income	1,915	10	1,925

Balance as of December 31, 2004	9,419	48	9,467

Net income	5,180	37	5,217

Redemption of partnership interest -
Aviva Overseas Inc. (note 6)	(4,789)	(15)	(4,804)
Balance as of December 31, 2005	$9,810	70	9,880

See accompanying notes to financial statements.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements

December 31, 2005 and 2004

(Expressed in thousands of US dollars)

(1) Business Activities

Argosy Energy International, LP is a Utah (USA) Limited Partnership, which established a Colombian Branch in 1983.

Argosy Energy International, LP is engaged in the business of exploring for, developing and producing oil and gas. The principal properties and operations are located in Colombia, which are carried out through its Colombian Branch in the Putumayo, Cauca, Tolima and Cundinamarca Provinces. The oil production is sold to Empresa Colombiana de Petróleos, the Colombian National Oil Company, (“Ecopetrol”).

There are risks involved in conducting oil and gas activities in remote, rugged and primitive regions of Colombia. The guerrillas have operated within Colombia for many years and expose the Company’s operations to potentially detrimental activities. The guerrillas are present in the Putumayo and Río Magdalena areas where the Company's properties are located. Since 1998, the Company has only experienced minor attacks on pipelines and equipment.

Operations

As of December 31, 2005, Argosy was participating in the following Association Contracts signed with Ecopetrol and Exploration and Exploitation Contracts signed with the Hydrocarbons National Agency - ANH.

Contract	Participation	Operator	Phase

Santana	35%	ARGOSY	Exploitation
Guayuyaco	70%	ARGOSY	Exploitation
Aporte Putumayo	100%	ARGOSY	Abandonment
Río Magdalena	70%	ARGOSY	Exploration
Talora	20%	ARGOSY	Exploration
Chaza	50%	ARGOSY	Exploration

The first four contracts have been signed with ECOPETROL and the last two with ANH.

An association contracts are those where the Government participate as partner of the field through the national oil company - ECOPETROL.

Exploration and production contracts (E&P) are those signed with the ANH - “Agencia Nacional de Hidrocarburos” (National Agency for Hydrocarbons) in which the Government only receive royalties and taxes for the rights of exploration and production but there is not a participation from the national oil company - ECOPETROL or any other government entity.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements

The main terms of the above-mentioned contracts are as follows:

Santana Association Contract

On May 27, 1987 (effective date July 27, 1987), Argosy Energy International, LP signed this association contract to explore for and produce oil, in the area called Santana. The contract is in its 19th year and the Company reduced the area to a 5 kilometer reserve area around each field. The remaining contract area is approximately 1,100 acres.

Under the terms of the contract with Ecopetrol, a minimum of 25% of all revenues from oil sold to Ecopetrol is paid in Colombian pesos, which may only be utilized in Colombia. However, this proportion can be modified through parties agreement.

Aporte Putumayo - Association Contract

The Aporte Putumayo area has been returned to the Government. Such devolution is subject to the approval of the environmental restoration of the region by the Ministry of Environment and the treatment of the abandonment of the wells agreed with Ecopetrol and the Ministry of Mines.

Río Magdalena Association Contract

On December 10, 2001 (effective date February 8, 2002), Argosy Energy International, LP and Ecopetrol signed this Association Contract, to explore and produce oil, in the area called Río Magdalena of approximately 145,000 acres, located in the Middle Magdalena region of Colombia in the provinces of Cundinamarca and Tolima.

The contract has a maximum duration of 28 years distributed as follows: an exploration period of 6 years and a production period of 22 years starting on the date of termination of the exploration period. The exploratory well, Popa-1 was drilled during June and July and is on the completion stage.

Upon finalization of each phase, Argosy has the option to cancel the contract having previously completed the obligations agreed for each phase.

BT Letter Agreement

On February 27, 2001 Argosy Energy International, LP signed a letter agreement with BT Operating Company for the acquisition and management of the Río Magdalena Exploration Area. BT and Argosy mutually agreed to pay their 50% share of costs under the terms of the Ecopetrol Association contract and provide certain services toward management and compliance of the obligations. As of December 31, 2005 BT had not met their obligations under this agreement and outstanding accounts receivable of $355 related to their share of costs related to the Río Magdalena Association Contract were provisioned as bad debts.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements

Guayuyaco Association Contract

On August 2, 2002 (effective date September 30, 2002) Argosy Energy International, LP signed this association contract with Ecopetrol, to explore and produce oil, in the area named Guayuyaco. This Association contract gives Argosy the right to explore potential reserves in prospects adjacent to the existing Santana oil field. The block is located in the Putumayo and Cauca provinces and covers approximately 52.000 acres originally held under the Santana Risk Sharing Agreement.

The Guayuyaco contract has a maximum duration of 27.5 years with an exploration period of 5.5 years and a production period of 22 years, which starts upon termination of the exploration period.

Argosy has the obligation of carry out the exploration work in two phases, which were completed. In the first phase, the Branch drilled the Inchiyaco -1 exploration well which was successful. During the second exploration phase, two wells were drilled, Guayuyaco-1 and Guayuyaco-2, which were successful. Therefore, on December 28, 2005, Ecopetrol accepted the Commerciality of the field.

Solana Petroleum Exploration Commercial Agreement

Argosy and Solana Petroleum Exploration entered into a commercial agreement in 2003 whereby, Solana through fulfillment of certain obligations could earn a participating interest in the Inchiyaco Prospect and have an option to enter the next exploration prospect under the Guayuyaco Association Contract. Inchiyaco-1 was drilled and completed as a producing well in 2003 resulting in Solana’s sharing 26.21% interest in Argosy’s net share of the prospect.

The commercial agreement was revised in 2004, giving Solana the right to share a 50% interest in Argosy’s net share of the Guayuyaco association contract by paying 66.7% of two exploratory wells (Guayuyaco-1 and Juanambu-1) and 50% for a new seismic program and additional projects.

Talora Exploration and Exploitation Contract

On September 16, 2004, (effective date), Argosy and the National Hydrocarbons Agency (ANH) signed the Talora exploration and exploitation contract to explore and produce oil, in an area of approximately 108,000 acres located in Tolima and Cundinamarca Provinces.

The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements

Contractual Commitments:

Phase	Starting date	Obligations

3	December 16, 2006	One exploratory well.
4	December 16, 2007	One exploratory well.
5	December 16, 2008	One exploratory well.
6	December 16, 2009	One exploratory well.

The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.

  Chaza Exploration and Exploitation Contract

On June 27, 2005 (effective date) Argosy and the National Hydrocarbons Agency (ANH) signed the Chaza exploration and exploitation contract to explore and produce oil, in an area of approximately 80,000 acres located in Putumayo and Cauca Provinces.

The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The ANH Resolution 0217, dated September 13, 2005, approved the 2005 assignment of 50% interest of the contract to Solana Petroleum Exploration.

Contractual Commitments:

Phase	Starting date	Obligations

2	June 27, 2006	One exploratory well.
3	June 27, 2007	One exploratory well.
4	December 16, 2008	One exploratory well.
5	December 16, 2009	One exploratory well.
6	December 16, 2010	One exploratory well.

The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements

(2) Summary of Significant Accounting Policies and Practices

(a) Foreign Currency Translation

The transactions and accounts of the Company's operations denominated in currencies other than US dollars are re-measured into United States dollars in accordance with Statement of Financial Accounting Standards FAS 52. The United States dollar is used as the functional currency. Exchange adjustments resulting from foreign currency balances are recognized in expense or income in the current period.

(b) Cash Equivalents

Cash equivalents are highly liquid investments purchased with an original maturity of three months or less.

(c) Inventories

Inventories consist of crude oil and materials and supplies and are stated at the lower of cost or market.

(d) Property, Plant and Equipment

The Company follows the full cost method to account for exploration and development of oil and gas reserves whereby all productive and nonproductive costs are capitalized. The only cost center is Colombia. All capitalized costs plus the undiscounted future development costs of proved reserves are depleted using the unit of production method based on total proved reserves applicable to the country.

Proved oil and gas reserves are the estimated quantities of crude oil that geological and engineering data demonstrate with reasonable certainty can be recovered in future years from known reservoirs under existing economic and operating conditions considering future production and development costs.

Costs related to initial exploration activities with no proved reserves are initially capitalized and periodically evaluated for impairment. The Company capitalizes internal costs directly identified with exploration and development activities. The net capitalized costs of oil properties are subject to a ceiling test, which limits such pooled costs to the aggregate of the present value of future net revenues attributable to proved oil and gas reserves discounted at 10% plus the lower of cost or market value of unproved properties. If capitalized costs exceed this limit, the excess is charged to expense and reflected as additional accumulated depreciation, depletion and amortization.

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements

While the quantities of proved reserves require substantial judgment, the associated prices of oil reserves that are included in the discounted present value of our reserves are objectively determined. The ceiling test calculation requires use of prices and costs in effect as of the last day of the accounting period, which are generally held constant for the life of the properties. As a result, the present value is not necessarily an indication of the fair value of the reserves. Oil and gas prices have historically been volatile and the prevailing prices at any given time may not reflect our Partnership’s or the industry’s forecast of future prices.

Gain or loss on the sale or other disposition of oil and gas properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a country.

Support equipment and facilities are depreciated using the unit of production method based on total reserves of the field related to the support equipment and facilities.

(e) Environmental Liabilities and Expenditures

Argosy accrues for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

(f)  Asset Retirement Obligations

Liability for asset retirement obligation is considered to be negligible at this time, based on projected production profiles, expiry dates and terms of the Association Contracts for current operations. However, the Company has accrued the costs related to environmental remediation and abandonment of the wells belonging to Aporte Putumayo Contract.

(g) Concentration of Credit Risks

All of the company’s production is sold to Ecopetrol in which the sale price is agreed between both parts, according to local regulations in Colombia.

(h) Income Taxes

Deferred Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss.

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (i) Financial Instruments Fair Value

The carrying amounts of cash and cash equivalents approximate fair value because of the short maturity of those instruments. The carrying value of other on-balance-sheet financial instruments, approximates fair value, and the cost, if any, to terminate off-balance-sheet financial instruments is not significant.

(j) Employee Benefits

The Company recognizes the obligations with its employees in accordance with the current Colombian labor law. These obligations include the severance indemnity and the legal service bonus each one equivalent to a monthly salary per year and interest on severance at the rate of 12% on the balance of severance indemnities paid. The relevant liability for these two concepts is shown under the "Employee benefits" account as current liabilities at the closing of the period.

(k) Defined Benefit Pension Plan

The Company has a defined benefit pension plan covering one employee. The benefits are based on years of service, age and the employee’s compensation. Currently, the cost of this program is not being funded. The actuarial study is performed at the end of each year in accordance with the guidelines established by FAS 87.

(l) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.

(m)  Revenue Recognition

The Company recognizes revenue when the crude oil is delivered to Ecopetrol.

Ecopetrol pays the oil sales invoicing 25% in local currency and the 75% in US Dollars, according to the terms of the Oil Sales Contract executed between Ecopetrol and Argosy, through which the oil sale price is fixed, with expiration dated November 1, 2006.

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements
(n) Management Fee

The Company accounts for the management fees received from its partners as operator of the contracts as a less value of the operating costs.

(o)  Comprehensive Income

For each period presented in the accompanying statements of income, comprehensive income and net income are the same amount.

(3) Cash and Cash Equivalents

The following is a summary of cash and cash equivalents as of December 31:
	2005	2004

Held in United States dollars	$6,329	6,454
Held in Colombian pesos	394	185
Short-term investments	401	315
	$7,124	6,954

(4) Accounts Receivable

The following is a summary of accounts receivable as of December 31:

	2005	2004

Trade	$675	81
B.T. Río Magdalena Agreement	355	239
Vendor advances	172	60
Solana joint account	-	324
Other	104	119
	1,306	823
Less allowance for bad debts	(355)	(239)
	$951	584

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements

(5) Property, Plant and Equipment

The following is a summary of property, plant and equipment as of December 31:

	2005	2004

Oil properties:
Unproved	$3,622	2,312
Proved	59,096	56,218
	62,718	58,530
Less accumulated depreciation, depletion,
and amortization	53,695	53,007
	$9,023	5,523

a.	shares of Common Stock of Argosy Energy Corp.

(6) Settlement Agreement with Aviva Overseas Inc

Effective August 19, 2005 Argosy Energy International, LP, Argosy Energy Corp., Crosby Capital, LLC, and Aviva Overseas, Inc. entered into a settlement agreement which principal terms are as follows:

1. The parties agreed that the agreement is a negotiated resolution of various disputes between the parties.

2. Aviva Overseas, Inc. assigned and transferred all interests in the partnership, corresponding to 29,6196%, to Argosy Energy International, LP as a redemption of such interests.

3. Argosy Energy International, LP is required to make the following payments to Aviva Overseas, Inc.: an initial cash payment of $300 as reimbursement to Aviva Overseas, Inc. for a portion of its cost incurred in connection with the disputes, a 90 day promissory note amounted to $3,050, a two year promissory note in the amount of $1,125 (the “Note”, represented for 8 quarterly payments of $153 beginning in November 2005, including interest at 8%), and an additional payment (described below) accrued in the amount of $329 as of the agreement date. As of December 31, 2005, amounts outstanding under the agreement include $990 due on the Note and $310 accrued for the additional payment. The outstanding amount is payable as follows: $614 in 2006 and $686 in 2007.

The additional payment is calculated as follows: after the earlier of i) The date Argosy Energy makes final payment of the “Note”, or (ii) after the occurrence of an event of default, Argosy shall make a payment in cash in an amount equal to (i) $56,250 multiplied by the numeric amount by which the average daily closing price of the New York Mercantile Exchange nearby month contract for West Texas Intermediate crude oil over the note term exceeds $55 per barrel, reduced by (ii) all interest paid by Argosy on the principal of the Note. The additional payment was recorded at the date of the settlement agreement based on a calculation of the required payment at that date.

Crosby Capital, LLC has guaranteed the payments required by Argosy Energy International, LP.

The new ownership percentages in Argosy Energy International L.P., after the redemption of the partnership interest held by Aviva Overseas Inc. is as follows:

Partner	Interest	Type of interest

Crosby Capital L.L.C.	98.7491%	Limited Partner
Argosy Energy Corporation	0.7104%	General Partner
Dale E. Armstrong	0.4122%	Limited Partner
Richard S. McKnight	0.1283%	Limited Partner
Total	100.0000%

(7) Pension Plan

Costs of the retirement plan are accrued based on various assumptions and discount rates, as described below. The actuarial assumptions used could change in the near term as a result of changes in expected future trends and other factors, which depending on the nature of the changes, could cause increases or decreases in the liabilities accrued.

The components of pension cost as of December 31 are:

	2005	2004

Interest cost	$34	31
Expected return of assets	(48)	(30)
Amortization of unrecognized net transition obligation (asset)	3	3
Net periodic pension cost	$(11)	4

Changes in plan assets:
Fund assets at beginning of year	300	232
Interest earned	61	68
Fund assets at end of year	$361	300

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements
	2005	2004
Funded status:
Projected benefit obligation	359	335
Assets at fair value	361	300
Funded status	2	(35)
Unrecognized net transaction obligation remaining	31	32
Unrecognized prior service cost	-	-
Adjustment additional minimum liability	(2)	(5)
Unrecognized net loss or (gain)	(29)	(27)
Prepaid (unfunded accrued) pension cost	$2	(35)

The Company’s fund asset to cover pension benefits is represented in a mutual fund amounting to $361 and $300, in 2005 and 2004, respectively.

The weighted-average assumptions used to determine benefit obligations at December 31 are as follows:

	2005%	2004%

Discount rate	9.3	10.5
Rate of compensation increase	4.7	6.0

Estimated future benefit payments are expected to be paid as follows:

Year	Amount

2006	25
2007	23
2008	22
2009	20
2010	19
2011- 2016	250

No expected contributions will be made to the plan during the year 2006.

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements

(8) Equity

Stockholders’ Capital

The following is a detail of the stockholders’ participation in the capital:
Stockholders	2005%	2004%

Crosby Capital L.L.C.	98.75	69.50
Argosy Energy Corp. .**	0.71	0.50
Aviva Overseas, Inc	-	29.62
Dale E. Armstrong	0.41	0.29
Richard S. McKnight	0.13	0.09
	100.00	100.00

** Argosy Energy Corp. is a general partner interest. All others are limited partnership interests. Net income is allocated according to the participation of each stockholder in the Company’s capital.

Foreign Exchange Restrictions

In accordance with current legislation in Colombia, the branches of foreign companies in the oil industry are not under the obligation to refund to the Colombian exchange market the proceeds from their foreign currency sales either inside or outside the country. The net proceeds from oil exports may be used by the branches of oil companies to reimburse abroad the capital and profits from the operation in Colombia. As a result of this foreign exchange liberation, the branch cannot purchase foreign currency in the Colombian exchange market to remit profits, repatriate capital, repay external debt or pay foreign currency expenses.

(9) Operating Cost

The following is a summary of operating cost incurred as of December 31:

	2005	2004
Direct labor	$383	316
Maintenance, materials and lubricants	417	417
Repairs - third party	700	752
General expenses - others	952	575
	$2,452	2,060

(10) Other Income and Expenses, net

The following is a summary of other income and expenses, net as of December 31:
	2005	2004
Oil transportation	$18	146
Financial income	171	65
Insurance reimbursement	126	-
Other income	217	162
Foreign translation gain (loss)	33	(148)
Allowance for bad debts	(116)	-
	$449	225

(11) Income Taxes

All of the income and income tax was derived from activities of the branch in Colombia.

Deferred Remittance Tax

Deferred remittance tax is calculated based upon commercial net income. Commercial net income of Colombian branches of foreign companies derived from exploration, development or production of hydrocarbons is levied an additional remittance tax of 7%.

The law establishes that when this income is reinvested in the country for five years, the payment of the remittance tax will be deferred, after which time the payment of this tax will be exonerated.

Under the law, reinvestment occurs when the net income remains five years within the equity of the entity.

Tax reconciliation

Income tax expense attributable to income from continuing operations was $2,892 and $1,417 for the years ended December 31, 2005 and 2004, respectively, and differed from the amounts computed by applying the Colombian income tax rate of 35% (the statutory tax rate of the partnership’s Branch) to pretax income from continuing operations as a result of the following:

	2005		2004
	Basis Amount %		Basis Amount %

Income before taxes	$8,109	100.00	3,342	100.00
Computed “Expected” tax expense	2,838	35.00	1,170	35.00
Tax expense	2,892	35.66	1,417	42.40
Difference	$54	0.66	247	7.40

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements

	2005				2004
	Basis		Amount	%	Basis	Amount	%
Explanation:
Difference in principles		$(593)	(207)	(2.56)	(49)	(17)	(0.51)
Surcharge tax (10%)			199	2.45		93	2.79
Remittance tax expense (7%)			353	4.35		146	4.37
Inflation adjustment		(53)	(19)	(0.23)	(21)	(7)	(0.22)
No deductible expense		32	11	0.14	16	6	0.17
No deductible tax (Stamp tax)		130	46	0.56	57	20	0.60
Assessments to financial
movements		45	16	0.19	13	4	0.13
Equity tax		25	9	0.11	31	11	0.33
Deduction fixed real productive
assets		(1,014)	(355)	(4.38)
Income not taxable		4	1	0.03	(23)	(9)	(0.26)
	$		54	0.66		247	7.40

The deferred tax is the following:

	2005	2004

Accrued liabilities	$201	183
Property, plant and equipment	(676)	(406)
Net deferred tax liability	$(475)	(223)

Roll forward of deferred taxes:
Net deferred tax to December 31:
Beginning balance	223	(18)
Increase in year	352	245
Translation	(100)	(4)
	$475	223

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible and tax carryforwards utilizable. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the branch will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2005 and 2004. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements

Major Changes Introduced by Law 863 (December 29, 2003)

1)
An equity tax was created for fiscal years 2004, 2005 and 2006. Such tax must be liquidated applying at 0.3 % over the net equity at January 1st of each year. This applies to equities of 3.000 millions pesos in 2004, 3.183 millions pesos in 2005 and 3.344 millions pesos in 2006.

2)	The financial transaction tax increased from 3 per thousand to 4 per thousand and it is applicable through the year 2007.

3)	Paid taxes are not deductible except for 80% of industrial and commercial and property Taxes.

4)	The 10% income tax surcharge (3.5%) is applicable for years 2003 through 2006. This payment is not deductible for tax purposes.

(12) Disagreement Between Argosy Energy International and Ecopetrol

As of December 31, 2005 the contracting parties of the Guayuyaco Association Contract, Ecopetrol and Argosy, consulted with their legal advisors to clarify the procedure for allocation of oil produced and sold during the long-term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the procedure established in Clause 3.5 of Attachment-B to the Guayuyaco Association Contract. Ecopetrol interprets the contract to provide that the extended test production up to a value equal to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back-in to the Guayuyaco discovery. Argosy’s contention is that this amount is merely the recovery of 30% of the direct exploration costs of the wells and not exclusively for the benefit of Ecopetrol. While Argosy believes its interpretation of the Guayuyaco Association Contract is correct, the resolution of this issue is pending agreement of the parties or determination through legal proceedings.

The estimated value of the disputed production is US$2,361,188, which possible loss is shared 50% (US$1,180,594) with the Argosy’s Guayuyaco partner, Solana Petroleum Exploration (Colombia) S.A.

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements

(13) Subsequent Events

•	The Company signed in May and June, 2006 two new exploration and production contracts with the National Hydrocarbons Agency (ANH) called Primavera and Mecaya, to explore and produce oil, respectively.

These contracts have a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The contracts may be relinquished at the end of each phase after fulfillment of the agreed obligations.

•	On April 1, 2006 the partners of the partnership entered into a redemption agreement pursuant to which all of Dale E. Armstrong interest and Richard S. Meknight interest.

•	On June 21, 2006, Gran Tierra Energy Inc. acquired all of the outstanding partnership interest in the Company.

Supplemental Oil and Gas Information (Unaudited)

The following tables set forth Argosy´s net interests in quantities of proved developed and undeveloped reserves of crude oil. Crude oil reserves represent the Argosy-own oil reserves projected for properties located in Colombia. The reserves are stated after applicable royalties. These estimates include reserves in which Argosy holds an economic interest under production-sharing contracts. The studies to estimated proved oil reserves for the years 2003, 2004 and 2005 were prepared by Huddleston & Co., Inc.

In accordance with SFAS No. 69 and Securities and Exchange Commission (“SEC”) rules and regulations, the following information is presented with regard oil proved reserves, all of which are located in Colombia. These rules require inclusion as a supplement to the basic financial statements a standardized measure of discounted future net cash flows relating to proved oil and gas reserves. The standardized measure, in management’s opinion, should be examined with caution. The bases for these disclosures are independent petroleum engineer’s reserve studies which contains imprecise estimates of quantities and rates of production of reserves. Revision of prior year estimates can have a significant impact on the results. Also, exploration and production improvement costs in one year may significantly change previous estimates of proved reserves and their valuation. Values of unproved properties and anticipated future price, and cost increases or decreases are not considered. Therefore, the standardized measure is not necessarily a “best estimate” of the fair value of oil and gas properties or of future net cash flows.

I-Oil Reserves Information
(In barrels)

Proved Developed and Undeveloped Reserves

Balance at December 31, 2003	1,845,654
Revision of previous estimates	168,766
Improved recovery	-
Purchases of proved reserves	-
Extension and discoveries	-
Production	(197,027)
Sales	-
Balance at December 31, 2004	1,817,393
Revision of previous estimates	(18,936)
Improved recovery	-
Purchases of proved reserves	-
Extension and discoveries	822,007
Production	(283,795)
Sales	-
Balance at December 31, 2005	2,336,669

Proved developed reserves
December 31, 2004	1,050,234
December 31, 2005	1,233,130

II- Capitalized Costs Relating to Oil And Gas Producing Activities
(In thousands)

	As of December 31,
	2005	2004

Oil & gas properties:
Unproved	$3,622	2,312
Proved	59,096	56,218

Accumulated depreciation, depletion and amortization	(53,695)	(53,007)
Net capitalized costs	$9,023	5,523

III- Cost Incurred in Oil And Gas Property Acquisition,
Exploration and Development Activies
(In thousands)

	For the year ended December 31,
	2005	2004

Property acquisitions costs	$-	-

Exploration costs	-	405

Development costs	4,503	45
Costs incurred	$4,503	450

IV- Results of operations for producing activities
(In thousands)
	For the year ended December 31,
	2005	2004

Revenues - Oil sales	$11,891	6,393

Production costs	(2,452)	(2,060)

Depreciation, depletion and amortization	(697)	(357)

Income tax expenses	(2,892)	(1,417)

Results of operations	$5,850	2,559

V- Standardized Measure of Discounted Future Net Cash Flows
(In thousands)

	As of December 31,
	2005	2004

Future cash inflows	$112,721	64,626

Future production and development costs	(22,614)	(12,251)

Future income tax expense	(32,562)	(19,422)

Future net cash flows	57,545	32,953

10% Annual discount factor	(18,584)	(11,009)
Standardized measure	$38,961	21,944

Changes in the Standarized Measure of Discounted Future
Net Cash Flows From Proved Reserve Quantities During 2005

Balance as of December 31, 2004	$21,944
Sales and transfers of oil and gas produced, net of production costs	(9,439)
Net changes in prices and production costs	17,847
Extensions, discoveries and improved recover, net of related costs	31,943
Development costs incurred during the period	(4,503)
Revision of previous quantity estimates	(550)
Accretion of discount	(7,575)
Net change in income taxes	(13,140)
Other	2,434
Balance as of December 31, 2005	$38,961

GRAN TIERRA ENERGY, INC.
PRO FORMA FINANCIAL STATEMENTS
AS AT AND FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND THE YEAR ENDED DECEMBER 31, 2005

On June 20, 2006, Gran Tierra Energy acquired all of the limited partnership interest of Argosy Energy International (“Argosy”) and all of the issued and outstanding capital stock of Argosy Energy Corp (“AEC”), a Delaware corporation and the general partner of Argosy. Gran Tierra paid US $37.5 million in cash, issued 870,647 shares of our common stock and granted participation rights (including overriding royalty interests and net profits interests) in Argosy’s assets valued at $1,000,000. The value of the royalty and net profits interests was deemed appropriate by both parties based on the present value of expected future cash flows.

The accompanying unaudited pro forma consolidated financial statements (“pro forma statements”) reflect the above acquisition as well as the acquisition of the Palmar Largo Property which occurred on September 1, 2005 for $6,969,659, assuming they occurred on January 1, 2005.

The pro forma statements have been prepared for inclusion in a Current Report on Form 8-K to be filed by the Company and have been prepared from, and should be read in conjunction with, the following:
•  Gran Tierra Energy’s audited consolidated financial statements for the period from incorporation on January 26, 2005 to December 31, 2005.
•  Gran Tierra Energy’s unaudited consolidated financial statements for the three months ended March 31, 2006.
•  Argosy’s unaudited financial statements for the three months ended March 31, 2006;
•  Argosy’s audited financial statements for the year ended December 31, 2005;
•  Audited schedules of revenues, royalties and operating costs of the Palmar Largo Property for the eight months ended August 31, 2005.

Gran Tierra Energy Inc.
Pro Forma Statement of Operations
For the Period January 1, 2006 to March 31, 2006

	Gran Tierra	Argosy	Pro forma	Pro forma
	Energy	Energy	Adjustments	Consolidated

Revenue	1,050	3,575	-	4,625

Expenses
Operating	353	367	-	720
General and Administrative	1,591	282	-	1,873
Other Income and expenses, net		(79)		(79)
Depletion, depreciation and accretion (Note 2a)	362	190	839	1,391
Foreign exchange gain	(95)	-	-	(95)
	2,211	760	839	3,810

Earnings (loss) before income taxes	(1,161)	2,815	(839)	815

Provision for income taxes (Note 3b)	(57)	(1,126)	323	(860)

Net Earnings (loss) for the period	(1,218)	1,689	(516)	(45)

Basic and Diluted Earnings/(loss) per share	(0.02)			0.00

Gran Tierra Energy Inc.
Pro Forma Statement of Operations
For the Period January 1, 2005 to December 31, 2005

	Gran Tierra	Palmar Largo	Argosy	Pro forma	Pro forma
	Energy	Property	Energy	Adjustments	Consolidated

Revenue	1,059	2,560	11,891	-	15,510

Expenses
Operating	395	1,081	2,452	-	3,928
General and Administrative	2,482	-	1,082	-	3,564
Depletion, depreciation and accretion (Note 2a)	462	-	697	4,890	6,049
Other Income, net			(449)
Foreign exchange gain	(31)	-	-	-	(31)
	3,308	1,081	3,782	4,890	13,510

Earnings (loss) before income and remittance taxes	(2,249)	1,479	8,109	(4,890)	2,000

Provision for income and remittance taxes (Note 2b)	29	-	(2,892)	1,883	(980)

Net Earnings (loss) for the period	(2,220)	1,479	5,217	(3,007)	1,020

Basic and Diluted Earnings/(loss) per share	(0.06)	0.04			0.03

  Gran Tierra Energy Inc.
Proforma Balance Sheet
As at March 31, 2006

	Gran Tierra	Argosy	Pro forma	Pro forma
	Energy	Energy	Adjustments	Consolidated

Cash	510	2,670		3,180
Restricted Cash	495			495
Accounts Receivable	1,684	3,898		5,582
Accounts receivable reimbursement Ecopetrol		1,186		1,186
Prepaid Expenses and Deposits	34			34
Inventories	476	837		1,313
Total current assets	3,199	8,591		11,790

Taxes Receivable	78			78
Long-term investments		25		25
Capital Assets, net (Note 2a)	8,405	9,136	30,640	48,181
Goodwill	-		11,197	11,197
Total Assets	11,682	17,752	41,837	71,271

Accounts Payable	604	4,852		5,456
Taxes Payable		1,721		1,721
Employee Benefits		97		97
Accrued liabilities	316	547		863
Total current liabilities	920	7,217		8,137

Long-term accounts payable	20	686		706
Asset Retirement Obligation	69			69
Deferred income tax (Note 2d)		473	11,197	11,670
Deferred remittance tax		1,210		1,210
Total Liabilities	1,009	9,586	11,197	21,792

Partner's equity (Note 2b)		8,166	(8,166)	-
Common Shares (Note 2c)	45		26	71
Warrants	1,430			1,430
Contributed Surplus (Note 2c)	12,637		38,780	51,417
Shareholder's equity	(3,439)			(3,439)
Total Liabilities and Equity	11,682	17,752	41,837	71,271

GRAN TIERRA ENERGY, INC.

Notes to the Pro forma Consolidated Financial Statements
As at March 31, 2006 and for the Three-Month Period Ended March 31, 2006 and the
Year Ended December 31, 2005
(Unaudited)
(Tabular amounts expressed in thousands of US dollars)

1. BASIS OF PRESENTATION

These pro forma consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and Gran Tierra Energy’s accounting policies, as disclosed in Note 2 of the audited financial statements of Gran Tierra Energy for the period ended December 31, 2005.

The pro forma consolidated financial statements are based on the estimates and assumptions included in these notes and include all adjustments necessary for the fair presentation of the transactions in accordance with GAAP. The purchase price allocation is preliminary and is based on management’s best estimate of the fair values of the assets acquired and liabilities assumed. The purchase price allocation will be completed once all final adjustments have been identified and the asset and liability valuations have been finalized.

Omitted Financial Information - Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented for the Palmar Largo property as such information is not available on an individual property basis and not meaningful to the Palmar Largo Properties. Historically, no allocation of general and administrative, interest, corporate taxes accretion of asset retirement obligations, depreciation, depletion and amortization was made to the Palmar Largo Property. Accordingly, the statements of revenue, royalty and operating expenses are presented in lieu of the financial statements required under Rule 3-01 of the Securities and Exchange Commission Regulation S-X.

The accompanying audited statements of revenues, royalties and operating expenses were derived from historical accounting records and reflect the revenues, royalties and direct operating expenses of the Palmar Largo property. Production and direct operating cost information was acquired from Plus Petrol, the operator. Price, royalty, transporation and selling cost information was acquired from Dong Won Corporation (the seller). Such amounts may not be representative of future operations. The statements do not include depreciation, depletion and amortization, general and administrative expenses, income taxes or interest expense as these costs may not be comparable to the expenses expected to be incurred by the Company on a prospective basis

These pro forma consolidated financial statements are not intended to reflect results from operations or the financial position which would have actually resulted had the acquisition been effected on the dates indicated. These pro forma statements do not include any cost savings or other synergies that may result from the transaction. Moreover, these pro forma statements are not intended to be indicative of the results of operations or financial position which may be obtained in the future.

GRAN TIERRA ENERGY, INC.

Notes to the Pro forma Consolidated Financial Statements
As at March 31, 2006 and for the Three-Month Period Ended March 31, 2006 and the
Year Ended December 31, 2005
(Unaudited)
(Tabular amounts expressed in thousands of US dollars)

1.	PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED BALANCE SHEET

The following adjustments have been made as at March 31, 2006 to reflect the transactions described above, as if these transactions occurred on March 31, 2006 for purposes of the pro forma consolidated balance sheet.

a.	Elimination of Argosy Property, Plant and Equipment balance and establish fair value of acquisition of Argosy assets by Gran Tierra for approximately $40,402,000 (see note 3)

b.	Elimination of partnership equity in Argosy in the amount of $8,166,000.

c.
Adjustment of equity of Gran Tierra for the share issuance in connection with the Argosy acquisition. 25,870,647 shares with par value of .001 were issued in connection with the acquisition. 25,000,000 were sold through private placement for $1.50, 870,647 were issued as part of the purchse price and deemed to have a value of $1.50. This results in a total addition to capital of $38,805,971.

d.
Adjustment of deferred tax liability of $11,197,000 to account for the increase in Property, Plant & Equipment fair value. It is more likely than not that none of this increase in value will provide useful tax basis to Gran Tierra.

2.	PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENTS OF OPERATIONS

The following adjustments have been made to reflect the transactions described above, as if the transactions occurred on January 1, 2005 for purposes of the pro forma consolidated statements of operations for the three-month period ended March 31, 2006 and the year ended December 31, 2005.

a.
Depreciation, depletion and accretion (“DD&A”) expense has been adjusted to reflect the additional depletion on the Palmar Largo Property, the Argosy assets acquired, and the accretion of asset retirement obligations acquired. DD&A attributable to Palmar Largo for the period January 1 to December 31, 2005 is $704,000. DD&A for Argosy for the same period is $4,186,000. For the January 1 to March 31, 2006 period, DD&A included in Gran Tierra’s income for Palmar Largo totalled $348,504 and the proforma DD&A adjustment for Arogsy is $839,000.

b.	The provision for income taxes has been adjusted to account for the tax effects of operating income from the Palmar Largo Property, Argosy Assets and DD&A.

3.	PURCHASE PRICE ALLOCATION

The total purchase price has been allocated on a preliminary basis to the Palmar Largo and Argosy Assets based on their estimated fair values. Cash paid for the Argosy acquisition was raised through a share issuance. Therfore, the pro forma statements show a net zero balance for cash in the pro forma adjustment column, which reflects the cash inflow from the financing and the cash outflow for the investement, in equal amounts of $37.5 million.

GRAN TIERRA ENERGY, INC.
Notes to the Pro forma Consolidated Financial Statements
As at March 31, 2005 and for the Three-Month Period Ended March 31, 2006 and the
Year Ended December 31, 2005
(Unaudited)
(Tabular amounts expressed in thousands of US dollars)

These fair values are based on management’s estimates and are subject to change once the final valuations have been completed. The following is the preliminary allocation of the purchase price:

Argosy Acquistion:
$

Cash Paid	37,500
Shares Issued	1,306
38,806

Purchase price allocated
Oil and natural gas properties	40,402
Goodwill	11,197
Deferred income taxes	(11,670)
Net other liabilities assumed	(1,123)
38,806

Palmar Largo Acquistion:

$

Cash paid	7,000

Purchase price allocated
Oil and natural gas properties	7,110
Asset retirement obligations	(110)
7,000

4.	BASIC AND DILUTED EARNINGS PER SHARE

Basic and diluted earnings per share are calculated using 70,017,009 shares of common stock at March 31, 2006 and 39,378,796 shares of common stock at December 31, 2005.

(d) Exhibits.

Exhibit No.	Description
3.5	Amended and Restated Bylaws of Gran Tierra Energy Inc.*
4.2	Form of Warrant issued to institutional and retail investors in connection with the private offering on June 20, 2006.*
4.3	Warrant issued to CD Investment Partners, Ltd. in connection with the private offering on June 20, 2006.*
10.19
Form of Securities Purchase Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and institutional investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.*

10.20	Form of Securities Purchase Agreement, dated as of June 20, 2006, by and among the Company and retail investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.*
10.21	Form of Subscription Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and retail investors subscribing for units of Gran Tierra Energy Inc. securities in a private offering.*
10.22	Securities Purchase Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and CD Investment Partners, Ltd.*
10.23
Form of Registration Rights Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and institutional investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.*

10.24
Form of Registration Rights Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and retail investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.*

10.25	Registration Rights Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and CD Investment Partners, Ltd.*
10.26	Lock-Up Agreement, dated June 20, 2006, by and among Sanders Morris Harris Inc. and the executive officers and directors of Gran Tierra Energy Inc.*
10.27	Registration Rights Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and Crosby Capital, LLC.*

*	Previously filed with the Securities and Exchange Commission on June 21, 2006 on the Current Report on Form 8-K (File No. 333-111656), and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gran Tierra Energy Inc.

By: /s/ James Hart
Name: James Hart
Title: Chief Financial Officer

Date: August 21, 2006